Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

INTERVAL HOLDINGS, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST:                    The name of the Corporation is Interval Holdings, Inc.

SECOND:               The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH:              The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares, consisting of:

(1)                                  1,000 shares of Preferred Stock, par value $.01 per share, and

(2)                                  9,000 shares of Common Stock, par value $.01 per share.

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series of Preferred Stock by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this certificate of incorporation and the laws of the State of Delaware.

FIFTH:                   The name and mailing address of the incorporator are Mark N. Klein, C/O Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

SIXTH:                   In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH:             (a) No director of the Corporation shall be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation in inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b)           The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings to the full extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 31st day of January, 1994.

/s/ Mark N. Klein
Mark N. Klein
Sole Incorporator

CERTIFICATE OF THE DESIGNATIONS, RIGHTS AND
PREFERENCES OF SERIES A PREFERRED STOCK
OF INTERVAL HOLDINGS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

We, the undersigned, Stuart L. Bell and Amy N. Lipton, the Vice—President and Assistant Secretary, respectively, of Interval Holdings, Inc., a Delaware corporation (the “Corporation”), DO HEREBY CERTIFY, pursuant to Section 151 of the General Corporation Law of the State of Delaware, that the following resolution was duly adopted by the Board of Directors of the Corporation by unanimous written consent dated as of January 31, 1994:

“RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates and designates a series of Preferred Stock of the Corporation to consist of one thousand (1000) shares, each of $.01 par value, and the Board of Directors hereby fixes the relative rights and preferences of the shares of such series as follows:

1.             Designation.

The designation of the said series of Preferred Stock, created by this resolution shall be “Series A Preferred Stock.”

2.             Dividends and Other Distributions.

The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $6,300 per annum per share, payable in one annual payment on January 31st of each year, commencing January 31, 1995 and no dividend or other distribution shall be declared, paid or made in respect of any shares of Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), unless full cumulative dividends on the shares of Series A Preferred Stock have been declared and paid or set aside for payment in full.

3.             Rights upon Liquidation Dissolution or Winding Up.

(a)           With respect to rights upon liquidation, dissolution or winding up, the Series A Preferred Stock shall rank prior to the Common Stock.  In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred

Stock, an amount equal to one hundred five thousand dollars ($105,000) per share, plus any unpaid dividends accrued thereon to the date of such distribution (the “Liquidation Value”).

(b)           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay to each holder of shares of Series A Preferred Stock the Liquidation Value of the shares so held, the holders of shares of Series A Preferred Stock shall receive ratably all of the assets of the Corporation then available for distribution to its stockholders.

(c)           Except as otherwise expressly provided herein, a holder of the Series A Preferred Stock shall have no further participation in the distribution of the assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

4.             No Conversion.

The shares of series A Preferred Stock shall not be convertible, at any time, into any other class of shares of stock of the Corporation.

5.             Voting Rights.

Except as otherwise provided by law, each share of Series A Preferred Stock shall entitle its holder of record to voting powers identical to the voting powers of a holder of record of one share of Common Stock.

6.             No Other Rights.

Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preference or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation.”

IN WITNESS WHEREOF, this Certificate has been signed by the Vice- President and attested to by the Assistant Secretary of Interval Holdings, Inc. this 31st day of January, 1994.

By:	/s/ Stuart L. Bell
Name: Stuart L. Bell
Title: Vice-President

Attest:

By:	/s/ Amy N. Lipton
Name: Amy N. Lipton
Title: Assistant Secretary